CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountant, we hereby consent to the incorporation of our report included in Liberty Technologies, Inc.'s Form 10-K, into the Company's previously filed Form S-8 Registration Statements (File No. 33-73070) filed with the Securities and Exchange Commission on December 20, 1993, Form S-8 Registration Statement (File No. 33-68744) filed with the Securities and Exchange Commission on September 13, 1993, Form S-8 Registration Statements (File No. 33-67032) filed with the Securities and Exchange Commission on August 12, 1993, and Form S-3 Registration Statement (File No. 333-37729) filed with the Securities and Exchange Commission on October 10, 1997.



                                                             ARTHUR ANDERSEN LLP


Philadelphia, PA,
  March 27, 1998